EXHIBIT 11.1

STATEMENT OF COMPUTATION OF
BASIC EARNINGS AND DILUTED
EARNINGS PER SHARE



YEAR ENDED MARCH 31,                      2004          2003          2002
                                      -----------   -----------   -----------
Net income from continuing operations $ 4,753,000   $ 4,063,000   $ 4,403,000
Discontinued operations:
 Loss from discontinued operations           -             -         (271,000)
 Estimated gain (loss) on disposal           -          745,000    (3,256,000)
                                      -----------   -----------   -----------
Net income                            $ 4,753,000   $ 4,808,000   $   876,000
                                      ===========   ===========   ===========

BASIC:
  Weighted average number of
   common shares basic                  4,157,081     4,501,342     5,071,125
Basic earnings per share from
  continuing operations                     $1.14         $0.90         $0.86
Basic loss per share from
  discontinued operations                     -             -           (0.05)
Basic gain (loss) per share on
  disposal of discontinued operations         -            0.17         (0.64)
                                      -----------   -----------   -----------
Basic earnings per share                    $1.14         $1.07         $0.17
                                      ===========   ===========   ===========


DILUTED:
 Common and common equivalent shares
  outstanding:

   Weighted average number of common
    shares basic                        4,157,081     4,501,342     5,071,125
   Common stock equivalents from
    options computed utilizing the
    treasury-stock method based on the
    average fair market value of common
    stock during the period               207,602       210,078       137,799
                                      -----------   -----------   -----------
Weighted average number of common and
  common equivalent shares   diluted    4,364,683     4,711,420     5,208,924

Diluted earnings per share from
  continuing operations                     $1.09         $0.86         $0.85
Diluted loss per share from
  discontinued operations                     -             -           (0.05)
Diluted gain (loss) per share on
  disposal of discontinued operations         -            0.16         (0.63)
                                      -----------   -----------   -----------
Diluted earnings per share                  $1.09         $1.02         $0.17
                                      ===========   ===========   ===========